Atlassian Announces Third Quarter Fiscal Year 2023 Results
Quarterly revenue of $915 million, up 24% year-over-year
Quarterly subscription revenue of $761 million, up 37% year-over-year
Quarterly GAAP operating margin of (18)% and non-GAAP operating margin of 22%
Quarterly cash flow from operations of $352 million and free cash flow of $350 million
TEAM, Anywhere/NEW YORK (May 4, 2023) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced financial results for its third quarter of fiscal year 2023 ended March 31, 2023 and released a shareholder letter available on Atlassian’s Work Life blog at http://atlassian.com/blog/announcements/shareholder-letter-q3fy23. The shareholder letter was also posted to the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
“Connecting with the Atlassian community in-person at Team ’23 was incredible, and the enthusiasm for our product announcements, particularly Atlassian Intelligence, was unmatched,” said Mike Cannon-Brookes, Atlassian’s co-founder and co-CEO. “With more than 20 years of knowledge reflecting how hundreds of thousands of software, IT, and business teams plan, track, and deliver work, Atlassian Intelligence has a unique understanding of teamwork. We are beyond thrilled about AI’s ability to unleash our customers’ potential and strengthen our competitive advantage.”
“We delivered a solid quarter of financial results exceeding our expectations with quarterly revenue of $915 million, up 24% year-over-year, driven by subscription revenue growth of 37% year-over-year,” said Scott Farquhar, Atlassian’s co-founder and co-CEO. “Our customers are turning to Atlassian for help to transform the way work gets done and we’re incredibly excited about the significant opportunities in front of us. We’ve made tough calls and now, looking ahead, we’re laser-focused on executing to drive faster at our largest growth opportunities and strategic initiatives.”
Third Quarter Fiscal Year 2023 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $915.5 million for the third quarter of fiscal year 2023, up 24% from $740.5 million for the third quarter of fiscal year 2022.
•Operating Income (Loss) and Operating Margin: Operating loss was $161.6 million for the third quarter of fiscal year 2023, compared with operating income of $32.9 million for the third quarter of fiscal year 2022. Operating margin was (18)% for the third quarter of fiscal year 2023, compared with 4% for the third quarter of fiscal year 2022. Operating loss for the third quarter of fiscal year 2023 includes restructuring charges associated with rebalancing resources and consolidating leases of $97.8 million which negatively impacted operating margin by 11%.
•Net Income (Loss) and Net Income (Loss) Per Diluted Share: Net loss was $209.0 million for the third quarter of fiscal year 2023, compared with net income of $4.7 million for the third quarter of fiscal year 2022. Net loss per diluted share was $0.81 for the third quarter of fiscal year 2023, compared with net income per diluted share of $0.02 for the third quarter of fiscal year 2022. Net loss for the third quarter of fiscal year 2023 includes restructuring and income tax charges totaling $139.5 million which increased net loss per diluted share by $0.54, net of tax effects.
•Balance Sheet: Cash and cash equivalents plus marketable securities at the end of the third quarter of fiscal year 2023 totaled $2.0 billion.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $197.1 million for the third quarter of fiscal year 2023, compared with operating income of $177.4 million for the third quarter of fiscal year 2022. Operating margin was 22% for the third quarter of fiscal year 2023, compared with 24% for the third quarter of fiscal year 2022.

•Net Income and Net Income Per Diluted Share: Net income was $138.0 million for the third quarter of fiscal year 2023, compared with net income of $110.2 million for the third quarter of fiscal year 2022. Net income per diluted share was $0.54 for the third quarter of fiscal year 2023, compared with net income per diluted share of $0.43 for the third quarter of fiscal year 2022.
•Free Cash Flow: Cash flow from operations was $352.4 million and free cash flow was $349.7 million for the third quarter of fiscal year 2023. Free cash flow margin for the third quarter of fiscal year 2023 was 38%.
A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”

Recent Business Highlights:
•Atlassian Team ’23: Atlassian held its flagship Team ’23 conference from April 18th through April 20th. Thousands of customers, partners, and Atlassians gathered in person in Las Vegas, and thousands more joined virtually from around the world. On-demand streaming content and recorded sessions for Team ’23 can be found at https://events.atlassian.com/team23/sessions.
•Atlassian Intelligence: At Team ’23, Atlassian introduced Atlassian Intelligence, a virtual teammate built on its machine learning models and technology from OpenAI that creates, summarizes and extracts information from a customer’s content in its products. Atlassian Intelligence is designed to understand and define natural language, act as an on-demand dictionary, and write queries in JQL or SQL. Teamwork is already the magic ingredient for achieving that which seems impossible, and Atlassian Intelligence’s objective is to accelerate it.
•New Features and Capabilities in Confluence: New features and capabilities are coming to Confluence in the form of whiteboards, databases, and additional scalability. At Team ’23, Atlassian introduced whiteboards, a digital tool that helps teams convert unstructured brainstorms into deliverables like Jira issues or Confluence pages. Atlassian also introduced databases for Confluence, which allows teams to connect and track work through structured dynamic tables that can be referenced anywhere and automatically synced. Atlassian also announced the general availability of 50,000-user instances for Confluence Cloud, enabling larger organizations to unlock the benefits of cloud and scale their usage of our products.
•Atlassian Marketplace Surpasses $3 Billion in Lifetime Sales: The Atlassian Marketplace surpassed $3 billion in lifetime sales since its inception in 2012. Atlassian’s 1,700+ Marketplace Partners help deliver additional value to the tens of thousands of customers that utilize a Marketplace app.
•Achieved Recognition on Fortune’s List of 100 Best Companies to Work For™ 2023: Atlassian was ranked 7th on Fortune’s list of 100 Best Companies to Work For. This achievement was made possible by all the decision-makers, culture carriers, and everyday TEAMmates who make Atlassian a special place to work.
•Customer Growth: Atlassian ended its third quarter of fiscal year 2023 with a total customer count, on an active subscription or maintenance agreement basis, of 259,775 customers, adding 6,598 net new customers during the quarter.

Financial Targets:
Atlassian is providing its financial targets as follows:
Fourth Quarter Fiscal Year 2023:
•Total revenue is expected to be in the range of $900 million to $920 million.
•Cloud revenue growth year-over-year is expected to be in the range of 26% to 28%.
•Gross margin is expected to be approximately 81.0% on a GAAP basis and approximately 83.5% on a non-GAAP basis.
•Operating margin is expected to be approximately (11.0%) on a GAAP basis and approximately 17.0% on a non-GAAP basis.
For additional commentary regarding financial targets, please see Atlassian’s third quarter fiscal year 2023 shareholder letter dated May 4, 2023.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.

Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on Atlassian’s Work Life blog at https://atlassian.com/blog/announcements/shareholder-letter-q3fy23, and the Investor Relations section of Atlassian’s website at: https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, May 4, 2023 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.

About Atlassian
Atlassian unleashes the potential of every team. Our agile & DevOps, IT service management and work management software helps teams organize, discuss, and complete shared work. The majority of the Fortune 500 and over 250,000 companies of all sizes worldwide - including NASA, Kiva, Deutsche Bank, and Salesforce - rely on our solutions to help their teams work better together and deliver quality results on time. Learn more about our products, including Jira Software, Confluence, Jira Service Management, Trello, Bitbucket, and Jira Align at https://atlassian.com.

Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including risks and uncertainties related to statements about our products, product features, including the introduction of AI and large language models, customers, Atlassian Marketplace, macroeconomic environment, anticipated growth, the effects of our recent restructuring, outlook, technology and other key strategic areas, and our financial targets such as revenue and GAAP and non-GAAP financial measures including gross margin and operating margin.

We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.
Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 20-F and 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of our website at: https://investors.atlassian.com.

About Non-GAAP Financial Measures
In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures that are not presented in accordance with GAAP, defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit, non-GAAP operating income and non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, and restructuring charges.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, restructuring charges, non-coupon impact related to exchangeable senior notes and capped calls, gain on a non-cash sale of a controlling interest of a subsidiary and the related income tax effects on these items, and a non-recurring income tax adjustment.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.

Atlassian Corporation
Condensed Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Revenues:
Subscription	$760,680	$555,126	$2,122,863	$1,499,409
Maintenance	94,225	120,333	313,813	377,982
Other	60,548	65,032	158,873	165,650
Total revenues	915,453	740,491	2,595,549	2,043,041
Cost of revenues (1) (2)	168,652	116,063	463,989	322,510
Gross profit	746,801	624,428	2,131,560	1,720,531
Operating expenses:
Research and development (1) (2)	522,344	334,161	1,395,026	924,870
Marketing and sales (1) (2)	220,921	142,386	567,240	362,761
General and administrative (1)	165,103	114,984	464,127	320,484
Total operating expenses	908,368	591,531	2,426,393	1,608,115
Operating income (loss)	(161,567)	32,897	(294,833)	112,416
Other income (expense), net	(943)	(23,084)	21,597	(501,231)
Interest income	15,047	605	29,153	956
Interest expense	(7,978)	(4,159)	(21,607)	(36,699)
Income (loss) before income taxes	(155,441)	6,259	(265,690)	(424,558)
Provision for income taxes	(53,596)	(1,598)	(162,119)	(4,313)
Net income (loss)	$(209,037)	$4,661	$(427,809)	$(428,871)
Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$(0.81)	$0.02	$(1.67)	$(1.70)
Diluted	$(0.81)	$0.02	$(1.67)	$(1.70)
Weighted-average shares used in computing net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	256,825	253,723	255,949	252,924
Diluted	256,825	255,741	255,949	252,924
(1)Amounts include stock-based compensation as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Cost of revenues	$17,581	$8,269	$46,747	$22,639
Research and development	167,994	84,778	447,465	239,180
Marketing and sales	36,571	20,053	97,922	56,420
General and administrative	41,281	23,302	110,709	64,890
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Cost of revenues	$5,696	$5,709	$17,090	$16,997
Research and development	94	94	281	281
Marketing and sales	2,365	2,302	7,376	6,839

Atlassian Corporation
Condensed Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	March 31, 2023	June 30, 2022
Assets
Current assets:
Cash and cash equivalents	$1,972,217	$1,385,265
Marketable securities	10,000	73,294
Accounts receivable, net	346,348	308,127
Assets held for sale	—	60,265
Prepaid expenses and other current assets	115,722	70,002
Total current assets	2,444,287	1,896,953
Non-current assets:
Property and equipment, net	85,564	100,662
Operating lease right-of-use assets	190,708	277,276
Strategic investments	246,537	159,064
Intangible assets, net	76,093	100,840
Goodwill	723,442	722,838
Deferred tax assets	8,128	10,335
Other non-current assets	64,250	58,862
Total assets	$3,839,009	$3,326,830
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$106,488	$81,220
Accrued expenses and other current liabilities	433,069	406,139
Deferred revenue, current portion	1,264,217	1,066,059
Operating lease liabilities, current portion	43,910	40,638
Term loan facility, current portion	25,000	—
Total current liabilities	1,872,684	1,594,056
Non-current liabilities:
Deferred revenue, net of current portion	133,500	116,621
Operating lease liabilities, net of current portion	246,750	274,434
Term loan facility, net of current portion	974,550	999,419
Deferred tax liabilities	4,445	312
Other non-current liabilities	24,813	14,616
Total liabilities	3,256,742	2,999,458
Stockholders’ equity
Common stock	2	2
Additional paid-in capital	2,885,206	2,182,536
Accumulated other comprehensive income	29,614	13,864
Accumulated deficit	(2,332,555)	(1,869,030)
Total stockholders’ equity	582,267	327,372
Total liabilities and stockholders’ equity	$3,839,009	$3,326,830

Atlassian Corporation
Condensed Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net income (loss)	$(209,037)	$4,661	$(427,809)	$(428,871)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	15,523	12,239	45,619	37,841
Stock-based compensation	263,427	136,402	702,843	383,129
Impairment charges for leases and leasehold improvements	61,098	—	61,098	—
Deferred income taxes	1,495	(879)	6,308	(2,920)
Net loss on exchange derivative and capped call transactions	—	—	—	424,482
Amortization of debt discount and issuance cost	118	117	353	26,933
Net loss (gain) on strategic investments	(1,812)	18,665	17,264	72,222
Net foreign currency loss (gain)	(177)	3,623	(6,005)	(8,033)
Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	(45,158)	—
Other	1,263	94	1,258	(224)
Changes in operating assets and liabilities:
Accounts receivable, net	8,460	(14,980)	(38,031)	(83,183)
Prepaid expenses and other assets	(15,163)	(11,373)	(40,530)	(36,455)
Accounts payable	(27,700)	5,148	22,034	25,655
Accrued expenses and other liabilities	131,238	64,533	81,055	1,246
Deferred revenue	123,636	116,459	215,037	194,343
Net cash provided by operating activities	352,369	334,709	595,336	606,165
Cash flows from investing activities:
Business combinations, net of cash acquired	—	(13,022)	(600)	(16,861)
Purchases of intangible assets	—	(4,018)	—	(4,018)
Purchases of property and equipment	(2,691)	(26,473)	(23,227)	(45,935)
Purchases of strategic investments	(9,000)	(7,918)	(18,450)	(102,918)
Purchases of marketable securities	—	—	(10,000)	(21,003)
Proceeds from maturities of marketable securities	26,250	2,600	73,950	64,087
Proceeds from sales of marketable securities and strategic investments	8	—	629	186,262
Net cash provided by (used in) investing activities	14,567	(48,831)	22,302	59,614
Cash flows from financing activities:
Proceeds from term loan facility	—	—	—	1,000,000
Repayment of exchangeable senior notes	—	—	—	(1,548,686)
Proceeds from settlement of capped call transactions	—	—	—	135,497
Repurchases of Class A Common Stock	(31,748)	—	(31,748)	—
Proceeds from other financing arrangements	2	9,525	1,398	9,530
Net cash provided by (used in) financing activities	(31,746)	9,525	(30,350)	(403,659)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	421	(283)	(996)	(2,638)
Net increase in cash, cash equivalents, and restricted cash	335,611	295,120	586,292	259,482
Cash, cash equivalents, and restricted cash at beginning of period	1,637,969	900,069	1,386,686	931,023
Net decrease in cash and cash equivalents included in assets held for sale	—	276	602	4,960
Cash, cash equivalents, and restricted cash at end of period	$1,973,580	$1,195,465	$1,973,580	$1,195,465

Atlassian Corporation

Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Cloud	$534,891	$399,453	$1,522,269	$1,081,455
Data Center	221,551	151,095	587,043	401,398
Server (1)	94,389	132,333	314,370	407,399
Marketplace and services (2)	64,622	57,610	171,867	152,789
Total revenues	$915,453	$740,491	$2,595,549	$2,043,041
(1) Included in Server is perpetual license revenue. Perpetual license revenue is captured as other revenue on the Condensed Consolidated Statements of Operations.
(2) Included in Marketplace and services is premier support revenue. Premier support is a subscription-based arrangement for a higher level of support across different deployment options. Premier support is recognized as subscription revenue on the Condensed Consolidated Statements of Operations as the services are delivered over the term of the arrangement.

Restructuring Charges
(U.S. $ in thousands)
(unaudited)
During the third quarter of fiscal year 2023, Atlassian incurred charges associated with rebalancing resources to accelerate progress against its highest priorities and consolidating leases to optimize its real estate footprint. A summary of these restructuring charges for the three and nine months ended March 31, 2023 by major activity type is as follows:

	Severance and Other Termination Benefits	Stock-based Compensation	Lease Consolidation	Total
Cost of revenue	$1,066	$288	$7,893	$9,247
Research and development	8,271	6,046	29,004	43,321
Marketing and sales	7,293	1,909	14,984	24,186
General and administrative	9,163	2,506	9,425	21,094
Total restructuring charges	$25,793	$10,749	$61,306	$97,848

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except percentage and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2023	2022	2023	2022
Gross profit
GAAP gross profit	$746,801	$624,428	$2,131,560	$1,720,531
Plus: Stock-based compensation	17,293	8,269	46,459	22,639
Plus: Amortization of acquired intangible assets	5,696	5,709	17,090	16,997
Plus: Restructuring charges (1)	9,247	—	9,247	—
Non-GAAP gross profit	$779,037	$638,406	$2,204,356	$1,760,167
Operating income
GAAP operating income (loss)	$(161,567)	$32,897	$(294,833)	$112,416
Plus: Stock-based compensation	252,678	136,402	692,094	383,129
Plus: Amortization of acquired intangible assets	8,155	8,105	24,747	24,117
Plus: Restructuring charges (1)	97,848	—	97,848	—
Non-GAAP operating income	$197,114	$177,404	$519,856	$519,662
Operating margin
GAAP operating margin	(18)%	4%	(11)%	6%
Plus: Stock-based compensation	28%	19%	26%	18%
Plus: Amortization of acquired intangible assets	1%	1%	1%	1%
Plus: Restructuring charges (1)	11%	—%	4%	—%
Non-GAAP operating margin	22%	24%	20%	25%
Net income
GAAP net income (loss)	$(209,037)	$4,661	$(427,809)	$(428,871)
Plus: Stock-based compensation	252,678	136,402	692,094	383,129
Plus: Amortization of acquired intangible assets	8,155	8,105	24,747	24,117
Plus: Restructuring charges (1)	97,848	—	97,848	—
Plus: Non-coupon impact related to exchangeable senior notes and capped calls	—	—	—	450,829
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	(45,158)	—
Plus (less): Income tax adjustments	(11,689)	(39,000)	3,513	(114,200)
Non-GAAP net income	$137,955	$110,168	$345,235	$315,004
Net income per share
GAAP net income (loss) per share - diluted	$(0.81)	$0.02	$(1.67)	$(1.70)
Plus: Stock-based compensation	0.98	0.53	2.70	1.51
Plus: Amortization of acquired intangible assets	0.03	0.03	0.10	0.09
Plus: Restructuring charges (1)	0.39	—	0.39	—
Plus: Non-coupon impact related to exchangeable senior notes and capped calls	—	—	—	1.78
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	(0.18)	—
Plus (less): Income tax adjustments	(0.05)	(0.15)	0.01	(0.45)
Non-GAAP net income per share - diluted	$0.54	$0.43	$1.35	$1.23
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net income (loss) per share	256,825	255,741	255,949	252,924
Plus: Dilution from dilutive securities (2)	425	—	590	2,791
Weighted-average shares used in computing diluted non-GAAP net income per share	257,250	255,741	256,539	255,715
Free cash flow
GAAP net cash provided by operating activities	$352,369	$334,709	$595,336	$606,165
Less: Capital expenditures	(2,691)	(26,473)	(23,227)	(45,935)
Free cash flow	$349,678	$308,236	$572,109	$560,230
(1) Restructuring charges include stock-based compensation expense related to the rebalancing of resources for the three and nine months ended March 31, 2023.
(2) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and nine months ended March 31, 2023 and nine months ended March 31, 2022 because the effect would have been anti-dilutive.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

Three Months Ending June 30, 2023
GAAP gross margin	81.0%
Plus: Stock-based compensation	2.0
Plus: Amortization of acquired intangible assets	0.5
Non-GAAP gross margin	83.5%

GAAP operating margin	(11.0%)
Plus: Stock-based compensation	27.0
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP operating margin	17.0%